Exhibit G-3

TO BE RETAINED COMPANIES

A.  E.ON Energie

          E.ON Energie, a wholly-owned subsidiary of E.ON AG, engages in various businesses, both directly and through its subsidiaries. E.ON AG intends to certify E.ON Energie as a FUCO. Subsidiary activities primarily include owning and operating electrtric-, hydro-, nuclear- and coal-fired power plants, particularly throughout Germany, Scandinavia, Russia, the Baltic region, Poland, the Czech Republic, Hungary, Italy, Switzerland and the Netherlands. In Germany, E.ON Kraftwerke owns and operates the power stations using fossil energy sources, E.ON Kernkraft owns and operates the nuclear power stations and E.ON Wasserkraft owns and operates the hydroelectric power plants. In addition, numerous E.ON Energie subsidiaries operate regional multi-utilities throughout Germany. In Scandinavia, E.ON Energie is the largest shareholder in Sydkraft, the second largest Swedish utility. Sydkraft is primarily active in the generation, transmission and distribution of electricity.

          Other businesses provide gas transmission and distribution services, water and sewage treatment services, and engage in energy trading and marketing. Several E.ON Energie subsidiaries also provide property management services. Exhibit G-1 describes these individual subsidiaries in more detail.


B.  Telecommunications

          E.ON AG also intends to retain several telecommunications companies. More specifically, these include:

1.   E.ON Telecom GmbH (100.0)
     -holding company for E.ON's telecommunications business; will apply to the Federal Communications Commission for exempt telecommunications company status under Section 34 of the Act.
     1.1. VEBA Telecom Beteiligungs-GmbH (100.0)
          -inactive.
     1.2. VEBA Telecom Verwaltungsgesellschaft mbH (100.0)
          -inactive.
     1.3. VR Telecommunications Geschaftsfuhrungs-GmbH (51.2)
          -acts as managing partner with liability for VR Telecommunications GmbH & Co. (see Item 1.4).
     1.4. VR Telecommunications GmbH & Co. (19.9) (21.2 also owned by E.ON Energie, 18.2 owned by VR Telecommunications Holding GmbH)
          -a former German telecommunications company; currently invests cash proceeds from the sale of telecommunications businesses; will be liquidated within several months.
          1.4.1. VR Telecommunications Beteiligungsverwaltungs GmbH (100.0)

               -acts as managing partner with liability for VR Telecommunications Beteiligungsverwaltungs GmbH & Co. KG (see
               Item 1.4.2).
          1.4.2. VR Telecommunications Beteiligungsverwaltungs GmbH & Co. KG (100.0)
               -German holding company for assets of VR Telecommunications GmbH & Co. (see Item 1.4).
               1.4.2.1. VR Telecommunications International GmbH (100.)
                    -German holding company for Vebacom Holdings, Inc.
                    1.4.2.1.1. Vebacom Holdings, Inc. (100.)
                         -U.S. holding company for Iridium LLC.
                         1.4.2.1.1.1. Iridium LLC (8.35)
                              -satellite telecommunications provider currently in bankruptcy liquidation.
          1.4.3. Iridium Holdings LLC (1.1)
               -holds proceeds of the sale of certain European Iridium assets.
     1.5. VR Telecommunications Holding GmbH (50.0)
          -holds interest in VR Telecommunications GmbH & Co.
          1.5.1. VR Telecommunications GmbH & Co. (18.2) (21.2 also owned by E.ON Energie, 19.9 by E.ON Telecom GmbH)
               -see Item 1.4 for description.
     1.6. BOUYGUES TELECOM S.A(17.5)
          -operates a mobile telecommunications and digital wireless network in France.
2.   VIAG Telecom Beteiligungs GmbH (100.0)
     -German holding company for Austrian telecommunications businesses; will apply to the Federal Communications Commission for exempt telecommunications company status under Section 34 of the Act.
     2.1. VIAG Connect Gesellschaft fur Telekommunikation mbH (100.0)
          -Austrian holding company for telecommunications businesses.
          2.1.1. Connect Austria Gesellschaft fur Telekommunikation Ges.m.b.H.(20.0) (VIAG Connect Beteiligungs Ges.m.b.H. also has a
               10.0 interest, and RHI Telekom Ges.m.b.H also owns 20.1) -develops, produces and sells a broad range of telecommunications services in Austria; operates and markets a private digital wireless network in Austria.
          2.1.2. VIAG Connect Beteiligungs Ges.m.b.H. (36.63) (VIAG Telecom Beteiligungs GmbH also has a 63.37 interest)
               -Austrian holding company for telecommunications business.
               2.1.2.1. Connect Austria Gesellschaft fur Telekommunikation
                    Ges.m.b.H (10.0) (VIAG Connect Gesellschaft fur Telekommunikation mbH also has a 20.0 interest, and RHI Telekom Ges.m.b.H also owns 20.1)
                    -see Item 2.1.1. for description.
     2.2. RHI Telekom Ges.m.b.H (63.37)
          -Austrian holding company for telecommunications business.
          2.2.1. Connect Austria Gesellschaft fur Telekommunikation Ges.m.b.H (20.1) (VIAG Connect Gesellschaft fur Telekommunikation mbH also has a 20.0 interest, and VIAG Connect Beteiligungs Ges.m.b.H. has a 10.0 interest)
               -see Item 2.1.1. for description.
     2.3. VIAG Connect Beteiligungs Ges.m.b.H.(63.37) (VIAG Connect Gesellschaft fur Telekommunikation mbH also has a 36.63 interest)
          -see Item 2.1.2. for description.
3.   VEBA Telecom Management GmbH (100.0)
     -inactive.
4.   VIAG Telecom AG (100.0)
     -inactive.


C.  Other Companies

          E.ON AG also intends to retain several subsidiaries that engage in a variety of other activities. More specifically, these companies are:

1.   Chemie-Verwaltungs-AG (100.0)
     -holding company for Degussa AG, a to-be-divested company (see Item 1.1 on Chemicals List, Exhibit G-1); will use divestiture proceeds to finance future utility investments and to grant loans to E.ON Group companies./1
2.   E.ON INTERNATIONAL FINANCE B.V. (100.0)
     -special-purpose finance company; issues bonds, promissory notes and other securities or evidence of indebtedness; lends funds to E.ON Group companies./2
3.   E.ON North America, Inc. (66.9) (VEBA Electronics US Holding GmbH holds a
     33.1 interest.)
     -holding company for E.ON AG's U.S. businesses; currently invests equity and cash proceeds of divestitures through loans to E.ON Group companies; provides limited treasury and cash management services for E.ON Group companies via a money pooling arrangement at Citibank, N.A. (participating companies manage daily cash disbursements and collections, transferring them to individual accounts that are zero-balanced into a single account at the end of each business day; E.ON North America, Inc. invests all excess overnight funds)./3
     3.1. FIDELIA Corporation (100.0)
          -finance subsidiary for E.ON Group companies./4
     3.2. VEBA Electronics LLC (100.0)
          -finance subsidiary for E.ON Group companies./5

---------------
1 See, e.g., CP&L Energy, Inc., Holding Co. Act Release No. 27284 (November 27,
2000) (authorizing retention of various holding companies over non-utility businesses).

2 See, e.g., Exelon Corporation, Holding Co. Act Release No. 27256 (October 19,
2000) (authorizing retention of ComEd Financing I and II, PECO Energy Capital Corp. and PECO Energy Capital, L.P., companies formed to facilitate financing transactions); Interstate Energy Corporation, Holding Co. Act Release No. 27069 (August 26, 1999) (authorizing acquisition of various financing subsidiaries and intermediate (holding company) subsidiaries for acquiring, holding and financing certain nonutility subsidiaries).

3 See Exelon and Interstate Energy Corporation, supra, note 2, and CP&L Energy, Inc., supra, note 1.

4 See Exelon and Interstate Energy Corporation, supra, note 2.

5 See Exelon and Interstate Energy Corporation, supra, note 2.

     3.3. Viterra Energy Services, Inc. (100.0)
          -directly and through its subsidiaries provides water metering services in California./6
          3.3.1. Aquameter, Inc. (100.0)
          3.3.2. Californian Edison Inc. (100.0)
          3.3.3. American Energy Billing Services Inc. (100.)
          3.3.4. DBK Inc. (100.0)
          3.3.5. Utiliread Inc. (100.)
4.   E.ON Funfte Verwaltungs-Gesellschaft mbH (100.0)
     -currently holds the proceeds of the divestiture of VAW aluminium AG, a to-be-divested company (see Item 1, Aluminum List, Exhibit G-1); will use divestiture proceeds to finance Powergen plc acquisition via loans to E.ON UK Verwaltungs GmbH and E.ON UK plc./7
5.   E.ON Risk Consulting GmbH (100.0)
     -directly and through its subsidiaries procures insurance on favorable terms by acting as insurance broker for E.ON Group companies and their employees; procures a wide range of insurance, including health, life, property, products liability and automobile insurance./8
     5.1. Junge & Co. Versicherungsmakler GmbH (100.0)
          -a 50.1% share of this company will be sold to Cooper Gay in 2002, a company that will also receive a "call-option" that can be exerciseJanuary and June of 2007; E.ON Risk Consulting will receive a "put-option" that can be exercised between January and June of 2006.
          5.1.1. Gunter Lubsen GmbH (100.0)
     5.2. Hamburger Hof Versicherungs-Aktiengesellschaft (100.0)
          -in liquidation.
     5.3. Montan GmbH Assekuranz-Makler (41.5)
          -procures automobile insurance exclusively for E.ON employees.
6.   E.ON UK Verwaltungs-Gesellschaft mbH (100.0)
     -holding company for E.ON UK PLC; will register under the Act if Powergen plc remains a registered holding company.

---------------
6 See, e.g., Conectiv, Holding Co. Act Release No. 26832 (February 25, 1998) (authorizing retention of Solutions, a company that provides meter reading and repair services); The National Grid Group plc, Holding Co. Act Release No. 27154 (March 15, 2000) (authorizing retention of Teldata Inc. and First Point Services, Inc., companies that provide meter reading and billing services).

7 See CP&L Energy, Inc., supra, note 1.

8 See, e.g., Exelon Corp., Holding Co. Act Release No. 27256 (October 19, 2000) (authorizing retention of Unicom Assurance Company Limited, a captive insurance company which would provide coverage for system companies as well as non-system companies that have construction contracts with a system subsidiary); Columbia Insurance Corporation, Ltd., Holding Co. Act Release No. 27051 (July 23, 1999) (authorizing establishment of Columbia Insurance Corporation, Ltd., a subsidiary to engage in proposed reinsurance activities); General Public Utilities Corporation, et al., Holding Co. Act Release No. 26463 (January 26, 1996) (authorizing GPU Services Corporation, a service company, to provide insurance services to holding company subsidiaries); Consolidated Natural Gas Company, Holding Co. Act Release No. 24112 (May 28, 1986) (order authorizing acquisition of common stock of ACE Limited, a non-affiliated insurance company).

     6.1. E.ON UK PLC. (100.0)
          -company to be used to acquire and hold Powergen plc; will register under the Act if Powergen plc remains a registered holding company.
7.   E.ON Venture Partners GmbH (100.0)
     -owns and manages interests in companies as a venture capital fund; active in the energy and water fields; its investments include: Euro 2 million investment in Sixth Dimension, Inc., a company developing an internet-based infrastructure to control and monitor distributed generation units, meters, and main energy consuming devices; Euro 2.3 million investment in Enginion AG, a company developing a "Micro Power Unit" that provides both power and heat, suitable for use in the automotive sector; Euro 2 million investment in Ionity AG, a company developing and producing lithium-ion-polymer batteries, to be used in high-powered mobile energy supply systems./9
     7.1. E.ON Venture Erste Vermogensverwaltungsgesellschaft mbH (100.0) -inactive.
8.   E.ON Vermogensanlage GmbH (100.0)
     -manages cash generated by E.ON Group companies. The cash is invested with other E.ON Group companies on market terms, generally through short-term intercompany loans, pending the identification of long-term investment opportunities within the E.ON Group. After E.ON's registration under the Act, cash will be invested within the E.ON Group through the E.ON Nonutility Money Pool and as otherwise authorized by the Commission or permitted under the Act. E.ON proposes to use the funds for investment in utility and energy-related investments of the type common for FUCOs, the acquisition of energy-related businesses consistent with the categories enumerated in Rule 58 and other businesses authorized or permitted under the Act. Investments would typically be made through loans, capital contributions and the acquisition of voting or nonvoting equity interests./10
9.   EBV Verwaltungs GmbH (100.0)
     -invests cash proceeds from the sale of the VEBA Electronics business (see
     Item 25); to be liquidated.
10.  E.ON Gmbh (100.0)
     -inactive.
11. FITAS Verwaltung GmbH & Co. Vermietungs-KG (99.9) (E.ON Bayern AG also has a 0.1 interest)
     -holds and manages an office building leased to E.ON Energie AG./11

---------------
9 See, e.g., CP&L Energy, Inc., Holding Co. Act Release No. 27284 (November 27,
2000) (authorizing retention of interest in various venture capital funds that invest in companies that are engaged in electrotechnologies, energy conservation, storage and conversion, and greenhouse gas reduction); Cinergy Corp., Holding Co. Act Release No. 26562 (August 28, 1996) (authorizing registered holding company to acquire up to 20% interest in Nth Power Technologies Fund I, L.P., a limited partnership formed to invest in energy technology companies); Hope Gas, Inc., Holding Co. Act Release No. 25739 (January 26, 1993) (allowing public utility subsidiary of registered holding company to acquire limited partnership interest in Vandalia Capital Limited Partnership, a venture capital partnership designed to provide venture capital to local businesses).

10 See Exelon and Interstate Energy Corporation, supra, note 2; Rule 40(a).

11 The Commission has allowed subsidiaries to engage in real estate activities related to the holding company's administration and management. See New Century Energies, Inc., Holding Co. Act Release No. 27212 (August 16, 2000) (allowing retention of subsidiaries that operate parking facility and office buildings used as headquarters by holding company); Central Power & Light, Holding Co. Act Release No. 26408 (November 13, 1995) (retained subsidiary leased excess office space in holding company headquarters building). See also Conectiv, Holding Co. Act Release No. 26832 (February 25, 1998) (authorizing retention of ASP, a company owning office buildings leased to both system companies and nonaffiliates). See also footnote 13.

12. Gesellschaft fur Energiebeteiligung mbH (Essen) (50.3) (also 24.1 owned by E.ON Kraftwerke GmbH)
     -holding company for shares in STEAG AG, a company that constructs, owns and operates power plants in the Ruhr region of Germany and elsewhere (see
     Item 1.42.13.1 on Energy List, Exhibit G-1)./12
13.  Gewerkschaft Morgengluck GmbH (100.0)
     -holds real estate formerly used for utility/coal-mining businesses by E.ON's predecessors; the company is a passive investment vehicle; its real estate holdings are managed by Viterra AG; E.ON seeks to retain its investment in the company for tax purposes because retention permits deferral of capital gains taxes and divestiture currently would entail significant tax liability; E.ON will not make further non energy-related real estate investments through the company without Commission authorization./13

---------------
12 See CP&L Energy, Inc., supra, note 1.

13 See Conectiv, Inc., Holding Co. Act Release No. 26832 (February 25, 1998) (authorizing the retention of DCI, a company that develops and sells properties -acquired for an intended utility purpose that has ceased to exist--as a means of recovering the cost associated with their acquisition).

Furthermore, under Section 11(b)(1) of the Act, the Commission is directed to take action as necessary to limit a registered holding company system to a single integrated public utility system and "such other businesses as are reasonably incidental, or economically necessary or appropriate to the operations of such integrated public-utility system . . . The Commission may permit as reasonably incidental, or economically necessary or appropriate to the operations of one or more integrated public utility systems the retention of an interest in any business (other than the business of a public-utility company as such) which the Commission shall find necessary or appropriate in the public interest or for the protection of investors or consumers and not detrimental to the proper functioning of such system or systems."

E.ON's real estate subsidiaries included in the "Other" section of the subsidiary list are non-operating companies. As a group they represent only 0.3% of the E.ON Group's total assets and, therefore, in a numerical sense are incidental to the group's integrated public utility operations within the meaning of Section 11(b)(1). These companies are also incidental from a management role, being held essentially as passive investments, since they are not part of E.ON's core operations. E.ON does not intend to develop such companies into an active real estate management and trading operation, nor is E.ON proposing to expand its real estate holdings after it becomes a registered holding company beyond acquisitions that would be authorized or permitted under the Act. In contrast to the real estate operations of Viterra that are large in size and form a part of the core operations of the E.ON Group, the remaining non-operating real estate companies are held for historical reasons and are indeed incidental. In sum, because, excluding Viterra, E.ON's real estate holdings are small, they are predominantly passive and E.ON does not intend to expand its real estate holdings, the Commission should find that the retention of the real estate subsidiaries in the "Other" section of this list is appropriate in the public interest and not detrimental to the proper functioning of the E.ON Group.

The Commission's decision in Ameren Corp., Holding Co. Act Release No. 26809 (December 30, 1997), further supports that finding. In that matter, the Commission permitted the retention of subsidiaries that engage in real estate activities in the context of community redevelopment. Ameren Corp. was permitted to retain a subsidiary that provided venture capital financing for business and residential development projects within the utility's service area. Ameren Corp., Holding Co. Act Release No. 26809 (December 30, 1997). The Commission noted that "[a]s one of the few large, public companies located and operating in the area, CIPSCO, through CIPSCO Ventures, can be a source of capital for economic development when few other sources are available." The Commission noted, however, that the subsidiary's participation in the various real estate projects was passive, and it did not take any role in the management of the properties. See also New Century Energies, Inc., Holding Co. Act Release No. 27212 (August 16, 2000) (subsidiaries engaged in owning interests in affordable housing projects may be retained, but subsidiaries' role was limited to investment oversight, not property management); East Ohio Gas Co., Holding Co. Act Release No. 25046 (February 27, 1990) (authorizing limited partnership to finance the development of real estate projects designed to create jobs and other benefits in downtown Cleveland).

14.  HIBERNIA Industriewerte GmbH (100.0)
     -acts as managing partner with liability for Hibernia Industriewerte GmbH
     & Co. KG, Humboldt-Verwaltungsgebaude Mulheim (see Item 5, Other To-Be-Divested List, Exhibit G-1)./14
15.  HIBERNIA Industriewerte GmbH & Co. oHG (98.0)
     -holds real estate formerly used for utility/coal-mining businesses by E.ON's predecessors; the company is a passive investment vehicle; its real estate holdings are managed by Viterra AG; E.ON seeks to retain its investment in the company for tax purposes because retention permits deferral of capital gains taxes and divestiture currently would entail significant tax liability; E.ON will not make further non energy-related real estate investments through the company without Commission authorization./15
16.  ILSE Feldesbesitz GmbH (100.0)
     -holds coal-fields near the Rhein river; inactive./16
17.  Induboden GmbH (50.0)
     -holds minority interests in E.ON Group companies, e.g., Hibernia Industriewerte GmbH & Co. KG, Humboldt-Verwaltungsgebaude Mulheim, Induboden GmbH & Co. Grundstucksgesellschaft, Induboden GmbH & Co. Industriewerte, Viterra Grundstucke Verwaltungs GmbH, Essen, Stinnes Immobiliendienst Verwaltungsges. mbH, Munchen, MVG Grundstucke Verwaltungs-GmbH, Gelsenkirchen./17
18.  Indupark Grundstucksverwertung GmbH (75.0)
     -holds real estate formerly used for utility/coal-mining businesses by E.ON's predecessors; the company is a passive investment vehicle; its real estate holdings are managed by Viterra AG; E.ON seeks to retain its investment in the company for tax purposes because retention permits deferral of capital gains taxes and divestiture currently would entail significant tax liability, E.ON will not make further non energy-related real estate investments through the company without Commission authorization./18
19.  Iniativkreis Ruhrgebiet Verwaltungs GmbH, Essen (33.3)
     -sponsors economic development/corporate citizen projects in the Ruhr area; de minimis investment with a book value of Euro 30,000./19

---------------
14 See CP&L Energy, Inc., supra, note 1.

15 See Conectiv, supra, note 15.  See also footnote 13.

16 See, e.g., Vectren Corporation, Holding Co. Act Release No. 27150 (March 8,
2000) (authorizing retention of SIGCORP Fuels, Inc., a company that owns and operates coal mining properties).

17 See CP&L Energy, Inc., supra, note 1.

18 See Conectiv, supra, note 15.  See also footnote 13.

19 See FirstEnergy Corp., GPU, Inc., et al., Holding Co. Act Release No. 27459 (October 29, 2001) (authorizing retention of Cleveland Development Partnership I, a partnership that funds revitalization projects in Cleveland); WPL Holdings, Inc., Holding Co. Act Release No. 26856 (April 14, 1998) (authorizing retention of the 2001 Development Corporation, a company organized to promote economic development in Cedar Rapids, Iowa); The Potomac Edison Company, Holding Co. Act Release No. 25312 (May 14, 1991) (authorizing retention of the Virginia Economic Development Corporation, a for-profit, economic development corporation created to stimulate and promote growth and retain jobs in rural Virginia).

20.  Montan-Verwaltungsgesellschaft mbH (21.3)
     -holding company for part of E.ON's shareholdings in RAG Aktiengesellschaft./20
21.  NFK Finanzcontor GmbH & Co. KG (100.0)
     -finance company for E.ON Group companies; equity-financed company that manages own funds currently totaling 5 billion Euros; invests funds in intra-E.ON Group loans and external bank investments; potential future contributor to indirect re-financing of E.ON UK Verwaltungsgesellschaft (Item 6); no third parties have contributed funds./21
22.  NFK Finanzcontor Beteiligungs GmbH (100.0)
     -acts as managing partner with liability for NFK Finanzcontor GmbH & Co. KG (see Item 21)./22

23. Niedersachsische Energie- Agentur GmbH (25.0) (also 25.0 owned by E.ON Energie AG)
     -provides energy related services, including consulting services, particularly in the field of renewable energy./23
24. VBB VIAG-Bayernwerk-Beteiligungsgesellschaft mbH (50.0) (E.ON Energie also has a 50.0 interest)
     -manages cash generated by certain divestitures. The cash is invested with other E.ON Group companies on market terms, generally through short-term intercompany loans, pending the identification of long-term investment opportunities within the E.ON Group. After E.ON's registration under the Act, cash will be invested within the E.ON Group through the E.ON Nonutility Money Pool and as otherwise authorized by the Commission or permitted under the Act. E.ON proposes to use the funds for investment in utility and energy-related investments of the type common for FUCOs, the acquisition of energy-related businesses consistent with the categories enumerated in Rule 58 and other businesses authorized or permitted under the Act. Investments would typically be made through loans, capital contributions and the acquisition of voting or nonvoting equity interests./24
25.  VEBA Electronics GmbH (100.0)
     -manages cash generated by E.ON Group companies and obtained through the divestiture of the electronics business. The cash is invested with other E.ON Group companies on market terms, generally through short-term intercompany loans, pending the identification of long-term investment opportunities within the E.ON Group. After E.ON's registration under the Act, cash will be invested within the E.ON Group through the E.ON Nonutility Money Pool and as otherwise authorized

---------------
20 See CP&L Energy, Inc., supra, note 1.

21 See Exelon and Interstate Energy Corporation, supra, note 2.

22 See CP&L Energy, Inc, supra, note 1.

23 See WPL Holdings, Inc., Holding Co. Act Release No. 26856 (April 14, 1998) (permitting retention of RMT, Inc., a company providing a wide range of environmental consulting services); Central and South West Services, Inc., Holding Co. Act Release No. 26898 (July 21, 1998) (authorizing retention of a company providing consulting services relating to renewable resource project development).

24 See Exelon and Interstate Energy Corporation, supra, note 2.

     by the Commission or permitted under the Act. E.ON proposes to use the funds for investment in utility and energy-related investments of the type common for FUCOs, the acquisition of energy-related businesses consistent with the categories enumerated in Rule 58 and other businesses authorized or permitted under the Act. Investments would typically be made through loans, capital contributions and the acquisition of voting or nonvoting equity interests./25

     25.1. VEBA Electronics Beteiligungs GmbH (100.0)
          -inactive.
          25.1.1. VEBA ELECTRONICS UK PLC (100.0)
               -inactive.
               25.1.1.1. Raab Karcher Electronic Systems PLC (100.0)
                    -inactive.
                    25.1.1.1.1. Pragma Ltd (100.0)
                         -inactive.
                    25.1.1.1.2. Thame Power Ltd. (100.0)
                         -inactive.
          25.1.2. VEBA Electronics US Holding GmbH (75.0) (VEBA Investments Ltd. has a 25.0 interest.)
               -inactive.
               25.1.2.1. E.ON North America, Inc. (33.1) (E.ON AG has a direct
                    66.9 interest.)
                    -see Item 3 above for description.
     25.2. VEBA Investments Ltd (100.0)
          -inactive.
          25.2.1. VEBA Electronics US Holding GmbH (25.0) (VEBA Electronics Beteiligungs GmbH has a 75.0 interest.)
               -inactive.
26.  VEBA FUNDING INC. (100.0)
     -inactive.
27.  VEBA Zweite Verwaltungsgesellschaft mbH (100.0)
     -former holding company of share in MEMC Electronic Materials, Inc., a divested company, sold for USD 1; inactive./26
28.  VIAG Bayernwerk Beheer B.V. (100.0)
     -inactive.

---------------
25 See Exelon and Interstate Energy Corporation, supra, note 2; Rule 40(a); CP&L Energy,Inc., supra, note 1.

26 See CP&L Energy, Inc., supra, note 1.